EXHIBIT 4.4

MERRILL LYNCH & CO., INC.

(a Delaware corporation)

Liquid Yield Option™ Notes due 2031
(Zero Coupon — Senior)

INDENTURE

Dated as of May 23, 2001

THE CHASE MANHATTAN BANK,
Trustee

_______________________

™ Trademark of Merrill Lynch & Co., Inc.

i

SIGNATURES
ANNEX 1
EXHIBIT A

v

CROSS-REFERENCE TABLE*

TIA	Indenture
Section	Section
310(a)(1)	7.09
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(b)(1)	7.09
(c)	N.A.
311(a)	7.10
(b)	7.10
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.05
(b)	7.05
(c)	N.A.
(d)	N.A.
314(a)	4.02
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	4.04
315(a)	7.01
(b)	7.04
(e)	6.11
316(a)(last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	2.04
318(a)	N.A.

          N.A. means Not Applicable.

* Note:	This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

         INDENTURE, dated as of May 23, 2001, between Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), and The Chase Manhattan Bank, a banking corporation organized and existing under the laws of the State of New York, as trustee (the “Trustee”).

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Liquid Yield Option™ Notes due 2031 (Zero Coupon — Senior) (the “Securities”):

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.

         “Accrued Original Issue Discount” of any Security represents the accrued portion of the total Original Issue Discount. The total discount is the excess of the Principal Amount per Security over the Issue Price. Accrued Original Issue Discount will be calculated on a daily basis at the yield of the Securities, on a semi-annual bond equivalent basis, using a 360-day year composed of twelve 30-day months, beginning on the Issue Date.

         “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

         “Average Sale Price” means the average of the Sale Prices of the Common Stock for the shorter of (1) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or (2) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days), or (3) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 11.06(d) or 11.07 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days).

         In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 11.06(a), (b), (c) or (d) applies occurs during the period applicable for calculating “Average Sale Price” pursuant to the definition in the preceding sentence, “Average Sale Price” shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

         “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

         “Board of Directors” or “Board” means, with respect to any matter, either the board of directors of the Company or any committee of such board duly authorized, with respect to such matter, to exercise the powers of such board.

         “Business Day” means each week day of the year other than a Saturday or Sunday on which banking institutions in The City of New York are not authorized or obligated to close.

         “Cash” or “cash” means such coin or currency of The United States of America as at any time of payment is legal tender for the payment of public and private debts.

         “Common Stock” means the Common Stock, par value $1.33⅓ per share, including the Rights attached thereto of the Company, as it exists on the date of this Indenture or any other shares of capital stock of the Company into which such common stock shall be reclassified or changed.

         “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         “Company Request” or “Company Order” means a written request or order signed in the name of the Company by either of its Chairman or Vice Chairman of the Board, its President, any Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         “Controlled Subsidiary” means any corporation more than 80% of the outstanding Voting Stock, except for qualifying shares, of which shall at the time be owned directly or indirectly by the Company.

         “corporation” includes corporations, associations, companies and business trusts.

         “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

         “Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, “Depositary” shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         “Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A.

         “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

         “Indenture” means this Indenture as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

         “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

         “Issue Price” of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

         “Market Price” means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on and including (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to) the third Business Day immediately prior to, but not including, the applicable Purchase Date, appropriately adjusted to take into account the actual occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 11.06, 11.07 or 11.08; subject, however, to the conditions set forth in Sections 11.09 and 11.10.

         “MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation.

         “Officer” means Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

         “Officers’ Certificate” means a written certificate containing the information specified in Sections 13.04 and 13.05, if applicable, signed in the name of the Company by Chairman of the Board, the President, a Vice President or the Treasurer and by an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee.

         “Opinion of Counsel” means a written opinion containing the information specified in Sections 13.04 and 13.05, if applicable, rendered by legal counsel who may be (i) an employee of, or counsel to, the Company or (ii) other counsel designated by the Company and acceptable in the reasonable judgment of the Trustee.

         “Original Issue Discount” of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security.

         “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

         “Principal”, “Principal Amount” or “principal amount” of a Security means the principal amount due at the Stated Maturity of the Security as set forth on the face of the Security.

         “Redemption” or “redemption” shall have the meaning set forth in Section 3.01.

         “Redemption Date” or “redemption date” shall mean the date specified for redemption of any of the Securities in accordance with the terms of the Securities and this Indenture.

         “Redemption Price” or “redemption price” shall have the meaning set forth in paragraph 6 of the Securities.

         “Regular cash dividends” means quarterly or other periodic cash dividends on the Common Stock as declared by the Board as part of its cash dividend payment practices and that are not designated by the Board as extraordinary or special or other nonrecurring dividends.

         “Rights” means the preferred stock purchase rights issued pursuant to the Amended and Restated Rights Agreement of the Company adopted on December 2, 1997, as amended or restated from time to time.

         “Sale Price” of a single share of Common Stock on any Trading Day means the closing per share sale price for the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such Trading Day as reported on The New York Stock Exchange or other principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of a quotation, the Company will determine the Sale Price on the basis of such quotations as it considers appropriate.

         “SEC” means the Securities and Exchange Commission.

         “Securities” means any of the Company’s Liquid Yield Option™ Notes due 2031 (Zero Coupon – Senior), as amended or supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

         “Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

         “Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the final fixed date on which the Principal of such Security is due and payable.

         “Subsidiary” means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock. “Wholly-owned”, when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock (except for qualifying shares) is owned by the Company or by one or more wholly-owned Subsidiaries.

         “Tax Original Issue Discount” means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States Federal income tax purposes.

         “TIA” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date of this Indenture.

         “Time of Determination” means the time and date of the determination of stockholders entitled to receive rights, warrants, options or a distribution, in each case, to which Sections 11.07 or 11.08 apply.

         “Trading Day” means a day during which trading in securities generally occurs on The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation system or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

         “Trust Officer” means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

         “Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

         Section 1.02. Other Definitions.

Term	Defined in Section
“Agent Members”	2.11
“Associate”	3.09	(a)
“Bankruptcy Law”	6.01
“Bid Solicitation Agent”	2.03
“Change in Control”	3.09	(a)
“Change in Control Purchase Date”	3.09	(a)
“Change in Control Purchase Notice”	3.09	(c)
“Change in Control Purchase Price”	3.09	(a)
“Company Notice”	3.08	(e)
“Company Notice Date”	3.08	(c)
“Common Stock Record Date”	10.01
“Contingent Interest Payment Date”	10.02
“Conversion Agent”	2.03
“Conversion Date”	11.02
“Conversion Rate”	11.01
“Defaulted Interest”	12.02
“DTC”	2.03
“Event of Default”	6.01
“Exchange Act”	3.08	(d)
“Ex-Dividend Measurement Period”	11.08
“Ex-Dividend Time”	11.01
“Extraordinary Cash Dividend”	11.08
“LYONs Market Price”	10.01
“Measurement Period”	10.01
“Notice of Default”	6.01
“Paying Agent”	2.03
“Purchase Date”	3.08	(a)
“Purchase Notice”	3.08	(a)
“Purchase Price”	3.08	(a)
“Registrar”	2.03
“Regular Record Date”	12.01
“Relevant Value”	10.01
“Securities Act”	3.08	(d)
“Semiannual Period”	10.01

“Time of Determination”	11.01

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         “Commission” means the SEC.

         “indenture securities” means the Securities.

         “indenture security holder” means a Securityholder.

         “indenture to be qualified” means this Indenture.

         “indenture trustee” or “institutional trustee” means the Trustee.

         “obligor” on the indenture securities means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA or defined by TIA reference to another statute or regulation have the meanings assigned to them by such definitions.

         Section 1.03. Rules of Construction. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in The United States of America;

          (c) “or” is not exclusive;

          (d) “including” means including, without limitation; and

          (e) words in the singular include the plural, and words in the plural include the singular.

         Section 1.04. Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the register for the Securities or by a certificate of the Registrar (as defined below).

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notices, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Article II

THE SECURITIES

         Section 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Trustee). Each Security shall be dated the date of its authentication.

         The Securities shall be issued, initially in the form of one or more global Securities, which shall be deposited with DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         Each global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced to reflect conversions, repurchases and redemptions. Any endorsement of a global Security to reflect the amount of any decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.11.

         Section 2.02. Execution and Authentication. The Securities shall be executed by the Company by either of its Chairman or Vice Chairman of the Board, its President, its Treasurer or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the Issue Date of such Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of $4,600,000,000 upon a Company Order without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07.

         Section 2.03. Registrar, Paying Agent, Conversion Agent and Depositary. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Company shall also appoint a bid solicitation agent (the “Bid Solicitation Agent”) to act pursuant to paragraph 5 of the Security. None of the Company or any Subsidiary or Affiliate of either may act as Bid Solicitation Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar other than the Trustee. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and the Holders of the name and address of any such agent and of any change in the office or agency referred to in Section 4.05. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

         The Company initially appoints The Depositary Trust Company (“DTC”) to act as Depositary with respect to the global Securities.

         Section 2.04. Paying Agent To Hold Money and Securities in Trust. In accordance with Section 4.05 and except as otherwise provided herein, prior to or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any default by the Company in making any payments in respect of the Securities, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any money and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money and securities.

         Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee (i) at least semiannually on May 15 and November 15 a list of the names and addresses of Securityholders dated within 15 days of the date on which the list is furnished and (ii) at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

         Section 2.06. Transfer and Exchange. Upon surrender for registration of transfer of any Security, together with a written instrument of transfer reasonably satisfactory to the Trustee duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 or at the office or agency referred to in Section 4.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership).

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer reasonably satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (b) any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (c) any Securities for a period of 15 days before the mailing of a notice of redemption.

         Notwithstanding any provision to the contrary herein, so long as a global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a global Security, in whole or in part, shall be made only in accordance with Section 2.11 and this Section 2.06. Transfers of a global Security shall be limited to transfers of such global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

         Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 2.08. Outstanding Securities; Determinations of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, mutilated, destroyed, lost or stolen Securities for which the Trustee has authenticated and delivered a new Security in lieu therefor pursuant to Section 2.07, those paid pursuant to Section 2.07, and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities beneficially owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, other than Securities purchased in connection with the distribution or trading thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof reasonably satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date, or on the Business Day following a Change in Control Purchase Date, or at Stated Maturity, money or, if permitted by the terms hereof, securities sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and contingent interest (if any) on such Securities shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, upon delivery of the Security in accordance with the terms of this Indenture); provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Security is converted in accordance with Article 11, then from and after the Conversion Date such Security shall cease to be outstanding and Original Issue Discount and contingent interest (if any) shall cease to accrue on such Security.

         Section 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03 or 4.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 2.10. Cancellation. All Securities surrendered for payment, redemption or purchase by the Company pursuant to Article 3, conversion pursuant to Article 11, registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its standard procedures unless the Company directs by Company Order that the Trustee deliver cancelled Securities to the Company.

         Section 2.11. Global Securities.

         (a) Transfer and Exchange of Global Securities. A Global Security deposited with the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 60 days after such notice, or (ii) an Event of Default has occurred and is continuing with respect to the Securities or (iii) the Company executes and delivers to the Trustee a Company Order to the effect that the global Securities shall be exchangeable. In any case, the Company will promptly make available to the Trustee a reasonable supply of Securities in definitive, fully registered form without interest coupons in accordance with the provisions of this Article 2.

         Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.11 shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in definitive form, in whole or from time to time in part, in denominations of $1,000 and integral multiples of $1,000, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate Principal Amount at Stated Maturity of Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.11 shall be executed, authenticated and delivered only in the denominations specified in the form of Security attached as Exhibit A hereto and registered in such names as the Depositary shall direct.

         Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

         Subject to the provisions of this Section 2.11(a), the Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (b) Transfer and Exchange of Securities. Subject to the provisions of Section 2.11(a), when Securities are presented by a Holder to the Registrar with a request:

          (1) to register the transfer of the Securities; or

          (2) to exchange such Securities for an equal principal amount of Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder’s attorney, duly authorized in writing.

         Section 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Article III

REDEMPTION AND PURCHASES

         Section 3.01. Right to Redeem; Notices to Trustee.

         The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 6 and 8 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

         The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order at least 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

         Section 3.02. Selection of Securities to Be Redeemed.

         If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata based on ownership thereof or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000.

         Securities and any portions thereof that the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Nothing in this Section 3.02 shall affect the right of any Holder to convert any Security pursuant to Article 11 before the termination of the conversion right with respect thereto.

         Section 3.03. Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall give notice of redemption to each Holder of Securities to be redeemed in the manner provided in Section 13.02.

         The notice shall identify the Securities to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the Redemption Price;

          (c) the Conversion Rate;

          (d) the name and address of the Paying Agent and Conversion Agent and of the office or agency referred to in Section 4.05;

          (e) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

          (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

          (g) that Securities called for redemption must be surrendered to the Paying Agent or at the office or agency referred to in Section 4.05 to collect the Redemption Price;

          (h) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and Principal Amounts of the particular Securities to be redeemed;

          (i) that, unless the Company defaults in making payment of such Redemption Price on Securities called for redemption, Original Issue Discount and contingent interest (if any) will cease to accrue on and after the Redemption Date; and

          (j) the CUSIP number of the Securities.

         At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least 15 days (unless a shorter period shall be acceptable to the Trustee) prior to the date such notice of redemption must be mailed.

         Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the

Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

         Section 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary of the Company or an Affiliate of any of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.

         Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

         Section 3.07. [Reserved].

         Section 3.08. Purchase of Securities at the Option of the Holder. (a) General. If a Holder exercises its right to require the Company to repurchase the Securities, the Securities shall be purchased by the Company on May 23, 2004, May 23, 2005, May 23, 2006, May 23, 2011, May 23, 2016, May 23, 2021, and May 23, 2026 (each, a “Purchase Date”), at the purchase price of:

•	$546.56 per $1,000 of Principal Amount on May 23, 2004;

•	$558.93 per $1000 of Principal Amount on May 23, 2005;

•	$571.58 per $1,000 of Principal Amount on May 23, 2006;

•	$639.23 per $1,000 of Principal Amount on May 23, 2011;

•	$714.90 per $1,000 Principal Amount on May 23, 2016;

•	$799.52 per $1,000 Principal Amount on May 23, 2021; and

•	$894.16 per $1,000 Principal Amount on May 23, 2026 (each, a “Purchase Price”, as applicable), at the option of the Holder thereof, upon:

          (1) delivery to the Paying Agent, by the Holder, of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

          (A) the certificate number of the Security which the Holder will deliver to be purchased,

          (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be a Principal Amount of $1,000 or an integral multiple thereof,

          (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Securities, and

          (D) in the event the Company elects, pursuant to Section 3.08(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price (or a portion thereof) in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.08(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

          (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

         If a Holder, in such Holder’s Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, fails to indicate such Holder’s choice with respect to the election set forth in clause (D) of Section 3.08(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

         The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder as promptly as practicable following the later of the Purchase Date and the time of delivery of the Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or the office or agency referred to in Section 4.05 the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (b) Company’s Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any of the conditions specified in Section 3.08(d) have not been satisfied, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.08(b) or pursuant to Section 3.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

         At least three Business Days before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

          (i) the manner of payment selected by the Company,

          (ii) the information required by Section 3.08(e),

          (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with, and

          (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

          (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities.

          (d) Payment by Issuance of Common Stock. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

         Upon a payment by Common Stock pursuant to the terms hereof, that portion of Accrued Original Issue Discount and accrued Tax Original Issue Discount attributable to the period from the Issue Date to the Purchase Date with respect to the purchased Security shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder through the delivery of the Common Stock in exchange for the Security being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the Accrued Original Issue Discount and Tax Original Issue Discount accrued through the Purchase Date, and the balance, if any, of the fair market value of such shares of Common Stock shall be treated as issued in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof. If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.08(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

         The Company’s right to exercise its election to purchase the Securities pursuant to Section 3.08 through the issuance of shares of Common Stock shall be conditioned upon:

               (1) the Company’s not having given a Company Notice stating its election to pay entirely in cash for the Securities and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

               (2) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the principal United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, admitted for quotation on the National Association of Securities Dealers Automated Quotation System;

               (3) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case, if required;

               (4) any necessary qualification or registration of the Common Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and

               (5) the receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and nonassessable and shall be free of any preemptive rights and any lien or adverse claim (provided that such Opinion of Counsel may state that, insofar as it relates to the absence of such preemptive rights, liens and adverse claims, it is given upon the best knowledge of such counsel), and, in the case of such Officers’ Certificate, stating that conditions (1), (2), (3) and (4) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (2), (3) and (4) above have been satisfied.

         Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period for which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or by other appropriate means. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

          (e) Notice of Election. The Company’s notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 13.02 (the “Company Notice”). The Company Notice shall be sent to the Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the applicable Purchase Date (the “Company Notice Date”). Such Company Notice shall state the manner of payment elected and shall contain the following information:

         In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

               (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

               (2) set forth the method of calculating the Market Price of the Common Stock; and

               (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

         In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder that wishes to exercise its option to have the Company repurchase the Securities and shall state:

          (i) the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice, the amount of contingent interest, if any, that will be accrued and payable with respect to the Securities as of the Purchase Date;

          (ii) whether the Company will pay the Purchase Price in cash or in Common Stock or any combination thereof, specifying the percentage of each;

          (iii) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in Section 4.05;

          (iv) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if any applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (v) that Securities must be surrendered to the Paying Agent or to the office or agency referred to in Section 4.05 to collect payment of the Purchase Price;

          (vi) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable following the later of the Purchase Date and the time of surrender of such Security as described in (v);

          (vii) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

          (viii) briefly, the conversion rights of the Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

          (ix) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(1)(D) or Section 3.10);

          (x) that, unless the Company defaults in making payment of such Purchase Price on Securities surrendered for purchase, Original Issue Discount and contingent interest, if any, will cease to accrue on and after the Purchase Date; and

          (xi) the CUSIP number of the Securities.

         At the Company’s request and upon being provided with a copy of such Company Notice, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense, provided that the Company makes such request at least 15 days (unless a shorter period shall be acceptable to the Trustee) prior to the date such Company Notice must be mailed; and provided, further, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities, the Company will issue a press release and publish such determination on the Company’s web site or, at the Company’s option, otherwise publicly disclose such information.

          (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim, and the Common Stock will be entitled to the benefits of the Amended and Restated Rights Agreement adopted December 2, 1997 equally with other shares of Common Stock.

          The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on the principal United States securities exchange or over-the-counter or other domestic market on which any other shares of the Common Stock are then listed or quoted. The Company will promptly inform the Trustee in writing of any such listing.

          (g) Procedure upon Purchase. On or before the Purchase Date, the Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

          (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude the Company from withholding or directing the withholding of any tax required by law or regulations.

         Section 3.09. Purchase of Securities at Option of the Holder upon Change in Control.

          (a) If on or prior to May 23, 2006 there shall have occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in paragraph 7 of the Securities (the “Change in Control Purchase Price”), as of the date that is 35 Business Days after the occurrence of the Change in Control (the “Change in Control Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

         A “Change in Control” shall be deemed to have occurred at such time as either of the following events shall occur:

               (1) any person, including any Affiliate or Associate of the Company, other than the Company, its Subsidiaries, or their employee benefit plans, files a Schedule

13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such person has become the beneficial owner of 50% or more of the aggregate voting power of the Common Stock and other Capital Stock with equivalent voting rights, or other capital stock into which the Common Stock is reclassified or changed, provided, however, that a person shall not be deemed a beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

               (2) there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Common Stock would be converted into cash, securities or other property in which the holders of the Common Stock and other Capital Stock with equivalent voting rights immediately prior to such share exchange, consolidation or merger, have, directly or indirectly, less than a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing and surviving corporation immediately after such share exchange, consolidation or merger of the Company.

Notwithstanding the foregoing provisions of this Section 3.09, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

         “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

               (1) briefly, the events causing a Change in Control and the date of such Change in Control;

               (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

               (3) the Change in Control Purchase Date;

               (4) the Change in Control Purchase Price;

               (5) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in Section 4.05;

               (6) the Conversion Rate and any adjustments thereto;

               (7) that Securities as to which a Change in Control Purchase Notice is given by the Holder may be converted, if otherwise convertible, only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (8) that Securities must be surrendered to the Paying Agent or the office or agency referred to in Section 4.05 to collect payment of the Change in Control Purchase Price;

               (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid as promptly as practicable following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in clause (8), above;

               (10) the procedures the Holder must follow to exercise rights under this Section 3.09 and a brief description of those rights;

               (11) briefly, the conversion rights of the Securities (including whether the Securities are then currently convertible);

               (12) the procedures for withdrawing a Change in Control Purchase Notice;

               (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price on Securities surrendered for purchase, Original Issue Discount and contingent interest, if any, will cease to accrue on and after the Change in Control Purchase Date; and

               (14) the CUSIP number of the Securities.

          (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a “Change in Control Purchase Notice”) to the Paying Agent or to the office or agency referred to in Section 4.05 at any time prior to the close of business on the Change in Control Purchase Date, stating:

               (1) the certificate number of the Security which the Holder will deliver to be purchased;

               (2) the portion of the Principal Amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

               (3) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities.

         The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent or to the office or agency referred to in Section 4.05 shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent or such office or agency shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice and such Change in Control Purchase Notice shall not be validly withdrawn by the Holder.

         The Company shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder as promptly as practicable following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent or to the office or agency referred to in Section 4.05 in accordance with this Section 3.09.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the office or agency referred to in Section 4.05 the Change in Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to the office or agency referred to in Section 4.05 in accordance with Section 3.10.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

         Section 3.10. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security to the Purchase Date or Change in Control Purchase Date, as the case may be. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or Common Stock by the Paying Agent, as promptly as practicable following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in Section 4.05 in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

               (1) the Principal Amount of the Securities with respect to which such notice of withdrawal is being submitted,

               (2) the certificate number of the Securities in respect of which such notice of withdrawal is being submitted, and

               (3) the Principal Amount, if any, of any such Securities which remain subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

         A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

         There shall be no purchase of any Securities pursuant to Section 3.08 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 3.11. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. New York City time on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be. After the Purchase Date or the Change in Control Purchase Date, Original Issue Discount, Tax Original Issue Discount, and contingent interest, if any, shall cease to accrue on such Security, whether or not such Security is delivered to the Paying Agent.

         Section 3.12. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent or to the office or agency referred to in Section 4.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

         Section 3.13. Covenant to Comply With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other then applicable tender offer rules, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

         Section 3.14. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 14 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the

case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then as promptly as practicable after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

         Notwithstanding anything in this Indenture to the contrary, all moneys delivered to the Trustee (in any capacity) for payment to Holders shall remain uninvested unless otherwise agreed to in writing between the Company and the Trustee.

Article IV

COVENANTS

         Section 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Issue Price, Accrued Original Issue Discount, Tax Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and contingent interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if expressly permitted hereunder, sufficient to pay all such amounts then due.

         The Company shall, to the extent permitted by law, pay interest on overdue amounts at the per annum rate of interest set forth in paragraph 1 of the Securities, compounded semi-annually, which interest on overdue amounts (to the extent payment of such interest shall be legally enforceable) shall accrue from the date such overdue amounts were originally due and payable.

         Section 4.02. SEC Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (or any such successor provisions thereto). The Company also shall comply with the other provisions of TIA Section 314(a), to the extent such provisions are applicable.

         Section 4.03. Compliance Certificate; Notice of Defaults.

          (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2001) a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture and, if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 4.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

          (b) The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of such Default or Event of Default.

         Section 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, in such location as may be required by the rules of any securities exchange or quotation system on which the Securities may from time to time be listed, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee in The City of New York, which office on the date hereof is located at 450 West 33rd Street, New York, New York 10001, shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change of location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes.

         Section 4.06. Calculation of Accrued Original Issue Discount and Tax Original Issue Discount. The Company shall file with the Trustee, within 30 days following the end of each calendar year, a written notice specifying (i) the amount of Accrued Original Issue Discount and Tax Original Issue Discount (including the daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Accrued Original Issue Discount and Tax Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

         Section 4.07. Limitation Upon Creation of Liens on Voting Stock of Certain Subsidiaries.

         The Company will not, and it will not permit any subsidiary at any time directly or indirectly to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (any pledge, lien or other encumbrance being hereinafter in this Section referred to as a “lien”) on the Voting Stock of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth, as determined in accordance with generally accepted accounting principles, of less than $3,000,000) without making effective provision whereby the outstanding securities (and, if the Company so elects, any other indebtedness ranking on a parity with the Securities), shall be secured equally and ratably with such secured indebtedness so long as such other indebtedness shall be so secured; provided, however, that the foregoing covenant shall not be applicable to liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith or which are less than $1,000,000 in amount, liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involve claims of less than $1,000,000, or deposits to secure (or in lieu of) surety, stay, appeal or customs bonds.

         If the Company shall hereafter be required to secure the Securities equally and ratably with any other indebtedness pursuant to this Section, (i) the Company will promptly deliver to the Trustee an Officers’ Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Subsidiary in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture of agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the holders of the Securities so secured.

         Section 4.08. Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S.

         The Company will not:

          (a) sell, transfer or otherwise dispose of any shares of Voting Stock of MLPF&S or permit MLPF&S to issue, sell, or otherwise dispose of any shares of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary; or

          (b) permit MLPF&S to

               (1) merge or consolidate, unless the surviving company is a Controlled Subsidiary; or

               (2) convey or transfer its properties and assets substantially as an entirety to any Person, except to one or more Controlled Subsidiaries.

         Section 4.09. Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.07 or 4.08 with respect to the Securities if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall by Act of such Holders either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Article V

SUCCESSOR CORPORATION

         Section 5.01. When Company May Merge or Transfer Assets. The Company may consolidate with, or sell, lease or convey all or substantially all of its properties and assets to, or merge with or into any other Person, provided that in any such case:

          (a) either the Company shall be the continuing corporation or the successor Person shall be a Person organized and existing under the laws of the United States or any State thereof and such successor Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of all amounts payable with respect to all the Securities, according to their terms, and the due and punctual performance and observance of all of the covenants, conditions and obligations to be performed by the Company under the Securities and this Indenture; and

          (b) immediately after giving effect to such merger or consolidation or such sale, lease or conveyance, and the assumption contemplated above, the Company or such successor Person shall not be in default in the performance of any such covenant, condition or obligation.

         In the case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor Person , such successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of its properties and assets substantially as an entirety, the Company shall be relieved of any further obligation under this Indenture and the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

         The Trustee, subject to Section 7.01, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of this Article.

Article VI

DEFAULTS AND REMEDIES

         Section 6.01. Events of Default. An “Event of Default” means any one of the following events:

          (a) a default in the payment of the Principal Amount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable pursuant to the terms hereof;

          (b) failure of the Company to make any payment of contingent interest when the same becomes due and payable pursuant to the terms of Article 10 hereof for a period of 30 days;

          (c) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (a) or (b) above) upon the receipt of notice of such default from the Trustee or from Holders of not less than 25% in aggregate Principal Amount of the Securities then outstanding and such failure (or the failure to obtain a waiver thereof) continues for 60 days after receipt by the Company of a Notice of Default;

          (d) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

               (1) commences a voluntary case or proceeding;

               (2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (3) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (4) makes a general assignment for the benefit of its creditors;

               (5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (6) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

          (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (1) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

               (2) appoints a Custodian of the Company or for any substantial part of its property; or

               (3) orders the winding up or liquidation of the Company and the order or decree remains unstayed and in effect for 60 days.

         “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

         “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         Notwithstanding anything herein to the contrary, a Default is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (b) or clause (c) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

         The Company shall deliver to the Trustee, within five (5) days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (b) or clause (c) above, its status and what action the Company is taking or proposes to take with respect thereto.

         Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(d) or (e)) occurs and is continuing, the Trustee by Notice to the Company or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus Accrued Original Issue Discount through the date of such declaration, and any accrued and unpaid contingent interest through the date of such declaration, on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus Accrued Original Issue Discount, and such accrued and unpaid contingent interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(d) or (e) occurs and is continuing, the Issue Price plus Accrued Original Issue Discount, and any accrued and unpaid contingent interest, on all the Securities to the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus Accrued Original Issue Discount and any accrued and unpaid contingent interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus Accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(a), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 11. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (b) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

          (e) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

         Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Issue Price plus Accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or contingent interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

         Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.06.

         Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or its creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price plus Accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or contingent interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price plus Accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or contingent interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.06;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price plus Accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or contingent interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

         Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price plus Accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or contingent interest, if any, delivering Common Stock upon a conversion pursuant to Article 11 or paying the cash equivalent thereof, in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article VII

TRUSTEE

         Section 7.01. Rights of Trustee.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person and shall incur no liability in its reliance thereon. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder.

         All rights and immunities granted to the Trustee under this Indenture shall include the Trustee acting in any capacity under this Indenture.

         Section 7.02. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

         Section 7.03. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         Section 7.04. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of any Default, mail to all Holders of Securities, as the names and addresses of such Holders appear on the books of registry of the Company, notice of all Defaults of which the Trustee shall be aware, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default described in Section 6.01(a) or 6.01(b), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities.

         Section 7.05. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by said Section. The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be provided to the Company and shall be submitted to the SEC and each stock exchange on which the Securities are listed. The Company agrees promptly to notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         Section 7.06. Compensation and Indemnity. The Company agrees:

          (a) to pay to the Trustee from time to time such reasonable compensation for all services rendered by it hereunder (which compensation shall not (to the extent permitted by law) be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request and, if required by the Company, submission of reasonable documentation for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify each of the Trustee, its officers, directors, employees and agents, or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Trustee shall give the Company notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (c) of this Section 7.06, within a reasonable amount of time after a Trust Officer of the Trustee becomes aware of such claim or liability. To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.

         The Company’s payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(d) or (e), the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

         Section 7.07. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.07. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee (subject to the consent of the Company, such consent not to be unreasonably withheld). The Company shall remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.09;

          (b) the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee that meets the requirements of Section 7.09.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Section 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

         Section 7.09. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

         Section 7.10. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Article VIII

DISCHARGE OF INDENTURE

         Section 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms hereof, securities sufficient to pay at the Stated Maturity, the Purchase Date, the Change in Control Purchase or the Redemption Date, the Principal Amount, the Purchase Price or contingent interest (if any shall be due and unpaid), the Change in Control Purchase Price or the Redemption Price, as the case may be, of all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if, in either case, the Company has paid all other sums payable hereunder by the Company (including, without limitation, sums payable by delivery of shares of Common Stock pursuant to Section 3.08), then this Indenture shall, subject to Section 7.06, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

         Section 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may, at the expense of the Company, cause to be published once in The Wall Street Journal or another daily newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

Article IX

AMENDMENTS

         Section 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

          (a) to cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially adversely affect the rights of any Securityholder;

          (b) to comply with Article 5 or Section 11.14;

          (c) to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such action shall not adversely affect the interests of the Holders of the Securities in any material respect;

          (d) to make any change that does not materially adversely affect the rights of any Securityholder;

          (e) to add to the covenants or obligations of the Company hereunder or to surrender any right, power or option herein conferred upon the Company;

          (f) to secure the Company’s obligations under the Securities and this Indenture; or

          (g) increase the contingent interest to be paid to Holders; or

          (h) make any change to the Principal Amount of Securities whose Holders must consent to an amendment or supplement to this Indenture.

          (i) to make any change to comply with the TIA, or any amendment thereafter, or any requirement of the SEC in connection with the qualification of this Indenture under the TIA or any amendment thereof.

         Section 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

          (a) make any reduction on the amount or rate of accrual of Original Issue Discount or contingent interest on any Security;

          (b) make any Security payable in money or securities other than that stated in the Security;

          (c) make any reduction in the Principal Amount, Accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any Security;

          (d) make any change that adversely affects the right to convert any Security (including the right to receive cash in lieu of Common Stock except as set forth in Section 9.01(e));

          (e) make any change that adversely affects the right to require the Company to purchase the Securities pursuant to Sections 3.08 and 3.09 hereof;

          (f) impair the right of a Holder to institute a suit for the enforcement of any payment with respect to, or conversion of, the Securities;

         It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         Section 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

         Section 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder, except as provided in Section 9.02.

         Section 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Article X

CONTINGENT INTEREST

         Section 10.01. Contingent Interest. Commencing on June 1, 2006, the Company shall make contingent interest payments to the holders of Securities, as set forth in Section 10.02 below, during any six month period from June 1 to November 30 and from December 1 to May 31 (each a “Semiannual Period”) if, but only if, the LYONs Market Price of one Security during the relevant Measurement Period equals or exceeds 120% of the Relevant Value of such Security. During any Semiannual Period when contingent interest is payable pursuant to this section, each contingent interest payment due and payable on each $1,000 Principal Amount of Security shall be calculated for each of the first three months and the second three months of the applicable Semiannual Period, and in each instance shall equal the greater of (i) the sum of all regular cash dividends paid by the Company per share on the Common Stock during the applicable three months of such Semiannual Period multiplied by the Conversion Rate or (ii) $0.16 multiplied by 5.6787.

         As used in this Article 10 “Measurement Period” means the five Trading Days ending on the third scheduled Trading Day immediately preceding the start of the relevant Semiannual Period. “Relevant Value” means the sum of the Issue Price and the Accrued Original Issue Discount of one Security having a Principal Amount of $1,000 as of the May 31st or November 30th preceding the relevant Semiannual Period. Notwithstanding the above definition of Relevant Value, if the Company should declare a dividend for which the record date for such dividend (the “Common Stock Record Date”) falls prior to the first day of a Semiannual Period, but the payment date for such dividend falls within such Semiannual Period, then the “Measurement Period” shall mean the five Trading Days ending on the third Trading Day immediately preceding such Common Stock Record Date. “LYONs Market Price”, means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount of Securities obtained by the Bid Solicitation Agent for $10 million Principal Amount of Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the LYON Market Price for such determination date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 11.06, 11.07 or 11.08 (subject to the conditions set forth in Sections 11.09 and 11.10) hereof.

         The Original Issue Discount of the Securities will continue to accrue at the yield to Stated Maturity whether or not contingent interest payments are made.

         Section 10.02. Payment of Contingent Interest; Contingent Interest Rights Preserved.

         If payable, contingent interest shall be paid on the payment date for the related Common Stock dividend or, if the Company does not pay a regular cash dividend on its Common Stock during a Semiannual Period, on the last day of such Semiannual Period (in each case, a “Contingent Interest Payment Date”). Contingent Interest payments on any Security that are payable, and are punctually paid or duly provided for, on any Contingent Interest Payment Date shall be paid to the person who is the holder of that Security at the close of business on the relevant Common Stock Record Date or, if the Company does not pay a regular cash dividend on its Common Stock during a Semiannual Period, to the person who is the holder of that Security on the 15th day preceding the last day of such Semiannual Period (each, a “Contingent Interest Record Date”). Each payment of contingent interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a global Security, interest payable on any Contingent Interest Payment Date will be paid to the Depositary for the purpose of permitting DTC to credit the interest received by it in respect of such global Security to the accounts of the beneficial owners thereof.

         Upon determination that Holders of Securities will be entitled to receive contingent interest during a Semiannual Period, on or prior to the start of such Semiannual Period, the Company will issue a press release and publish such information on its website for a period of not less than 120 days or, at the Company’s option, otherwise publicly disclose such information.

         Section 10.03. Bid Solicitation Agent.

         The Bid Solicitation Agent shall solicit bids from securities dealers which the Company indicates are willing to bid for the Securities. The Company initially appoints the Trustee to act as the Bid Solicitation Agent. The Company may change the Bid Solicitation Agent at its discretion, provided, however, the Bid Solicitation Agent may not be an Affiliate of the Company.

Article XI

CONVERSION

         Section 11.01. Conversion Privilege. A Holder of a Security may convert such Security into shares of Common Stock at any time during the period stated in paragraph 9 of the Securities, subject to the provisions of this Article 11. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof shall be determined in accordance with the provisions of paragraph 9 in the Securities. The number of Shares issuable upon conversion of a Security per $1,000 of Principal Amount thereof shall equal 5.6787, subject to conversion.

         A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         “Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 11.07 or 11.08 applies and (ii) the time (“Ex-Dividend Time”) immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

         Section 11.02. Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the “Conversion Date”). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03. The Company shall determine such full number of shares and the amounts of the required cash with respect to any fractional share, and shall set forth such information in a certificate delivered to the Conversion Agent. The Conversion Agent shall have no duties under this paragraph unless and until it has received such certificate.

         The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

         Holders may surrender a Security for conversion by means of book-entry delivery in accordance with paragraph 9 of the Securities and the regulations of the applicable book entry facility.

         No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 11. On conversion of a Security, that portion of accrued Tax Original Issue Discount and Accrued Original Issue Discount attributable to the period from the Issue Date of the Security through the Conversion Date and (except as provided below) accrued contingent interest, if any, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Tax Original Issue Discount and Original Issue Discount

accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Securities converted.

         A Security surrendered for conversion based on (a) the Common Stock price may be surrendered for conversion until the close of business on the Business Day immediately proceeding May 23, 2031, (b) a credit downgrade may be surrendered for conversion until the close of business on any Business Day during the period of the credit downgrade as more fully described in paragraph 9 of the Security, (c) the Security being called for redemption may be surrendered for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, and (d) upon the occurrence of certain corporate transactions more fully described in paragraph 9 of the Security may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

         Section 11.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

         Section 11.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

         Section 11.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 11, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

         Section 11.06. Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company:

          (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or shares of other Capital Stock;

          (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (c) combines its outstanding shares of Common Stock into a smaller number of shares;

          (d) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

          (e) makes a distribution to all holders of its Common Stock rights to Purchase its Common Stock for a period expiring within 60 days at less than the sale price at the time of the distribution; or

          (f) makes a distribution to the holders of its Common Stock of its assets or debt securities or certain rights to purchase the Securities (excluding cash dividends or other Cash Distributions from current or retained earnings other than Extraordinary Cash Dividends);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder of a Security upon conversion of such Security may receive shares or other units of two or more classes of Capital Stock of the Company, the

Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this Article 11 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 11.

         Section 11.07. Adjustment for Rights Issue.

If after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

R’ = R x	(O + N)

(O + [(N x P)/M)]

         where:

         R’ = the adjusted Conversion Rate.

         R = the current Conversion Rate.

         O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 11.07 is being applied.

         N = the number of additional shares of Common Stock offered pursuant to the distribution.

         P = the offering price per share of the additional shares.

         M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 11.06(d) applies or (ii) a distribution to which Section 11.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 11.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.07 applies, the fair market value (on the record date for the distribution to which this Section 11.07 applies) of:

               (1) the Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.06(d) distribution; and

               (2) the assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 11.08 distribution.

               The Board of Directors shall determine fair market values for the purposes of this Section 11.07.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

         No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R’ that is equal to or less than the value of R.

         Section 11.08. Adjustment for Other Distributions. Subject to 11.08(b), if, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets excluding distributions of Capital Stock or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 11.06 and distributions of rights, warrants or options referred to in Section 11.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of Section 11.08(c), in accordance with the formula:

R’ =	R x M

M — F

where:

         R’ = the adjusted Conversion Rate.

         R = the current Conversion Rate.

         M = the Average Sale Price, minus, in the case of a distribution to which Section 11.06(d) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 11.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.08 applies, the fair market value (on the record date for the distribution to which this Section 11.08 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.06(d) distribution.

         F = the fair market value (on the record date for the distribution to which this Section 11.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 11.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

               The Board of Directors shall determine fair market values for the purposes of this Section 11.08.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08 applies.

         For purposes of this Section 11.08, the term “Extraordinary Cash Dividend” shall mean any cash dividend or distribution with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the “Ex-Dividend Measurement Period” with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the “Relevant Cash Dividends” with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

(i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis the sum of (a) 5% of the Sale Price of the Common Stock on the last Trading Day preceding the date of declaration by the Board of Directors of the cash dividend or distribution with respect to which this provision is being applied, and (b) the quotient of the amount of any contingent interest paid on a Security during the Ex-Dividend Measurement Period and divided by the conversion rate in effect on the payment date of such relevant Contingent Interest Payment Date, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of “F” shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 11.08.

In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 11.06.

          (a) If, after the Issue Date, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

R’ = R x (1 + F/M)

where:

         R’ = the adjusted Conversion Rate.

         R = the current Conversion Rate.

         M = the average of the Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the “Ex-Dividend Date”).

         F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 11.08(a) applies shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Sale Prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the effectiveness of the Ex-Dividend Date.

          (b) In the event that, with respect to any distribution to which Section 11.08(a) or (b) would otherwise apply, the difference between “M-F” is less than $1.00 or “F” is equal to or greater than “M”, then the adjustment provided by Section 11.08(a) shall not be made and in lieu thereof the provisions of Section 11.14 shall apply to such distribution.

         Section 11.09. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

         Section 11.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08 or 11.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

         No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Securities become convertible pursuant to this Article 11 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Rate to the extent, but only to the extent, such adjustment results in the following quotient being less than the par value of the Common Stock: (i) the Issue Price plus accrued Accrued Original Issue Discount as of the date such adjustment would otherwise be effective divided by (ii) the Conversion Rate as so adjusted.

         No adjustment will be made pursuant to this Section 11 which would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

         Section 11.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, the Conversion Agent will promptly mail such notice to Securityholders at the Company’s expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         Section 11.12. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

         A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06, 11.07 or 11.08.

         Section 11.13. Notice of Certain Transactions. If:

          (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or 11.08 (unless no adjustment is to occur pursuant to Section 11.10); or

          (b) the Company takes any action that would require a supplemental indenture pursuant to Section 11.14; or

          (c) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

         Section 11.14. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

         The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

         If this Section applies, neither Section 11.06 nor 11.07 applies.

         If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of Section 11.08(c), would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

         Section 11.15. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.14 or 11.17 is conclusive.

         Section 11.16. Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under

Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article 11. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 11.16 as the Trustee.

         Section 11.17. Simultaneous Adjustments. In the event that this Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06(d), 11.07 or 11.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.06, second, the provisions of Section 11.08 and, third, the provisions of Section 11.07.

         Section 11.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

         Section 11.19. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 11, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

Article XII

PAYMENT OF CONTINGENT INTEREST

         Section 12.01. Contingent Interest Payments. If applicable, contingent interest on any Security that is payable, and is punctually paid or duly provided for, on any Contingent Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the record date specified in Section 10.02 (“Regular Record Date”) at the office or agency of the Company maintained for such purpose. Each installment of contingent interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Security, contingent interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

         Section 12.02. Defaulted Interest. Any contingent interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any Contingent Interest Payment Date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company at its election in each case, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten (10) days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in The Wall Street Journal, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Section 12.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article 12 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to contingent interest accrued and unpaid, which were carried by such other Security.

Article XIII

MISCELLANEOUS

         Section 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

         Section 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

          if to the Company:

Merrill Lynch & Co., Inc.
222 Broadway, 17th Floor
New York, New York 10038
Attention: Secretary

with a copy to:

Merrill Lynch & Co., Inc.
2 World Financial Center, 5th Floor
New York, New York 10281-6100
Attention: Treasurer

          if to the Trustee:

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention: Institutional Trust Services

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Securityholder shall be mailed by first-class mail to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         Section 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

         Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 13.05. Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

         Section 13.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 13.07. Rules By Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         Section 13.08. [Reserved].

         Section 13.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         Section 13.10. No Recourse Against Others. A director, Officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         Section 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         Section 13.13. References. All section references are to sections of this Indenture unless specified otherwise.

         Section 13.14. Calculations. The Company shall be solely responsible for making all calculations called for under the Securities and this Indenture. Such calculations include, but are not limited to, the calculations under Articles 3, 6 and 10 hereof. The Company covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on Holders. The Company shall promptly provide a schedule of all its calculations to the Trustee. The Trustee shall always be entitled to assume that the Company has acted in good faith, and may rely on and shall be fully protected and shall incur no liability in relying on any calculation performed by the Company under or pursuant to the Indenture.

         Section 13.15. Tax Matters.

          (a) Tax Treatment. The parties hereto hereby agree, and each Holder by its purchase of a Security hereby agrees:

               (1) to treat the Securities as indebtedness of the Company for all tax purposes;

               (2) to treat the Securities as indebtedness that are subject to the special regulations governing contingent payment debt instruments that are contained in U.S. Treasury Regulation section 1.1275-4; and

               (3) to treat any payment to and receipt by a Holder of Common Stock upon conversion of a Security, or upon a redemption of a Security where the Company elects to pay in Common Stock, as a contingent payment under Treasury Regulation section 1.1275-4(b) that will result in an adjustment under Treasury Regulation section 1.1275-4(b)(3)(iv) and Treasury Regulation section 1.1275-4(b)(6).

          (b) Comparable Yield and Projected Payment Schedule. Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Securities:

               (1) for United States Federal income tax purposes, the Company shall accrue interest with respect to outstanding Securities as original issue discount according to the “noncontingent bond method,” as set forth in Treasury Regulation Section 1.1275-4(b);

               (2) the Company has determined that the comparable yield, as defined in Treasury Regulation section 1.1275-4(b)(4)(i), for the Securities is 6.23%, compounded semiannually;

               (3) the Company has determined that the projected payment schedule, as defined in Treasury Regulation section 1.1275-4(b)(4)(iii), for the Securities consists of the projected payment schedule referred to in (iv) below;

               (4) the Company acknowledges and agrees, and each Holder and any beneficial holder of a Security, by its purchase of a Security shall be deemed to acknowledge and agree, that (i) the comparable yield and the projected payment schedule are determined on the basis of an assumption of linear growth of stock price and a constant dividend yield, (ii) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying Treasury Regulation section 1.1275-4(b)(4) to the Securities and (iii) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Securities; and

               (5) the projected payment schedule, as defined in Treasury Regulation section 1.1275-4(b)(4)(ii) for the Securities is set forth in Annex 1 hereto.

SIGNATURES

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

MERRILL LYNCH & CO., INC.
By:	/s/ John C. Stomber
	Name:	John C. Stomber
	Title:	Senior Vice President and Treasurer

THE CHASE MANHATTAN BANK
By:	/s/ Natalie B. Pesce
	Name:	Natalie B. Pesce
	Title:	Trust Officer

ANNEX 1

Projected Payment Schedule*

Quarterly Period Ending	Projected Payment per LYON

June 1, 2001
September 1, 2001
December 1, 2001
March 1, 2002
June 1, 2002
September 1, 2002
December 1, 2002
March 1, 2003
June 1, 2003
September 1, 2003
December 1, 2003
March 1, 2004
June 1, 2004
September 1, 2004
December 1, 2004
March 1, 2005
June 1, 2005
September 1, 2005
December 1, 2005
March 1, 2006
June 1, 2006
September 1, 2006
December 1, 2006
March 1, 2007
June 1, 2007
September 1, 2007
December 1, 2007
March 1, 2008
June 1, 2008
September 1, 2008
December 1, 2008
March 1, 2009
June 1, 2009

_______________________
*	The comparable yield and the schedule of projected payments are determined on the basis of an assumption of constant growth rate of the stock price and a constant dividend growth rate and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable as Securities.

A-1-1

Quarterly Period Ending	Projected Payment per LYON

June 1, 2009
September 1, 2009
December 1, 2009
March 1, 2010
June 1, 2010
September 1, 2010
December 1, 2010
March 1, 2011
June 1, 2011
September 1, 2011
December 1, 2011	1.3831
March 1, 2012	1.3966
June 1, 2012	1.4111
September 1, 2012	1.4253
December 1, 2012	1.4394
March 1, 2013	1.4535
June 1, 2013	1.4686
September 1, 2013	1.4834
December 1, 2013	1.4981
March 1, 2014	1.5128
June 1, 2014	1.5285
September 1, 2014	1.5438
December 1, 2014	1.5591
March 1, 2015	1.5744
June 1, 2015	1.5907
September 1, 2015	1.6067
December 1, 2015	1.6227
March 1, 2016	1.6386
June 1, 2016	1.6556
September 1, 2016	1.6722
December 1, 2016	1.6888
March 1, 2017	1.7053
June 1, 2017	1.7230
September 1, 2017	1.7403
December 1, 2017	1.7576
March 1, 2018	1.7748
June 1, 2018	1.7933
September 1, 2018	1.8112
December 1, 2018	1.8292
March 1, 2019	1.8472
June 1, 2019	1.8663
September 1, 2019	1.8851
December 1, 2019	1.9038

A-1-2

Quarterly Period Ending	Projected Payment per LYON

March 1, 2020	1.9224
June 1, 2020	1.9424
September 1, 2020	1.9619
December 1, 2020	1.9813
March 1, 2021	2.0008
June 1, 2021	2.0215
September 1, 2021	2.0418
December 1, 2021	2.0621
March 1, 2022	2.0823
June 1, 2022	2.1039
September 1, 2022	2.1250
December 1, 2022	2.1461
March 1, 2023	2.1672
June 1, 2023	2.1896
September 1, 2023	2.2116
December 1, 2023	2.2336
March 1, 2024	2.2555
June 1, 2024	2.2789
September 1, 2024	2.3017
December 1, 2024	2.3246
March 1, 2025	2.3474
June 1, 2025	2.3717
September 1, 2025	2.3955
December 1, 2025	2.4193
March 1, 2026	2.4430
June 1, 2026	2.4684
September 1, 2026	2.4932
December 1, 2026	2.5179
March 1, 2027	2.5426
June 1, 2027	2.5690
September 1, 2027	2.5947
December 1, 2027	2.6205
March 1, 2028	2.6462
June 1, 2028	2.6737
September 1, 2028	2.7005
December 1, 2028	2.7273
March 1, 2029	2.7540
June 1, 2029	2.7826
September 1, 2029	2.8105
December 1, 2029	2.8384
March 1, 2030	2.8663
June 1, 2030	2.8960
September 1, 2030	2.9251

A-1-3

Quarterly Period Ending	Projected Payment per LYON

December 1, 2030	2.9541
March 1, 2031	2.9831
May 23, 2031	2,846.7651

A-1-4

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

         FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS MAY 23, 2001, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 6.23% PER ANNUM. THE HOLDER OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: MERRILL LYNCH & CO., INC., CORPORATE SECRETARY’S OFFICE, 222 BROADWAY, 17TH FLOOR, NEW YORK, NEW YORK 10038.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF REVERSE SIDE OF LYON]
MERRILL LYNCH & CO., INC.
Liquid Yield Option™ Note due 2031
(Zero Coupon—Senior)

No. R- Issue Date: May 23, 2001 Initial Issue Price: $511.08 (for each $1,000 Principal Amount at Stated Maturity)	CUSIP: 590188 A65 Original Issue Discount: $488.92 (for each $1,000 Principal Amount at Stated Maturity)

         MERRILL LYNCH & CO., INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount (“Principal Amount”) of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on May 23, 2031.

         This Security shall not bear interest except as specified on the reverse side of this Security. Original Issue Discount will accrue as specified on the reverse side of this Security. This Security is convertible as specified on the reverse side of this Security.

         Additional provisions of this Security are set forth on the reverse side of this Security.

Dated: May 23, 2001	MERRILL LYNCH & CO., INC.
By:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

THE CHASE MANHATTAN BANK,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:
Authorized Signatory

Dated: May 23, 2001

Liquid Yield Option™ Note due 2031
(Zero Coupon-Senior)

1.	Interest.

         This Security shall not bear interest, except as specified in this paragraph or in paragraph 5 hereof. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if contingent interest, if any, due hereon or any portion of such contingent interest is not paid when due in accordance with paragraph 5 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2.25% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 2.25% per annum, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, from the Issue Date of this Security.

2.	Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Price, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. In addition, the Company will pay contingent interest, if any. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.	Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

         Initially, The Chase Manhattan Bank, a banking corporation organized and existing under the laws of the State of New York, (the “Trustee”), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.	Indenture.

         The Company has issued the Securities under an Indenture dated as of May 23, 2001 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Securities themselves and the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are unsecured and unsubordinated obligations of the Company limited to $4,600,000,000 aggregate Principal Amount (subject to Section 2.07 of the Indenture) and will rank equally in right of payment to all the Company’s present and future unsecured and unsubordinated indebtedness. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.	Contingent Interest.

         Subject to the conditions of the Indenture and the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a “Contingent Interest Period”) from June 1 to November 30 and from December 1 to May 31, with the initial six-month period commencing after June 1, 2006, if the average LYON Market Price for the Measurement Period with respect to such Contingent Interest Period equals 120% or more of the sum of the Issue Price of a Security and Original Issue Discount accrued thereon to the day immediately preceding the first day of the relevant Contingent Interest Period.

         Contingent interest, if any, will accrue and be payable on such days and to holders of this Security as of such record dates as provided in Section 10.02 of the Indenture. Original Issue Discount will continue to accrue at 2.25% whether or not contingent interest is paid.

         The amount of contingent interest payable per $1,000 Principal Amount hereof in respect of either the first three-month period or the second three-month period any Contingent Interest Period shall equal the greater of (x) $0.16 multiplied by 5.6787 and (y) the sum of all Regular Cash Dividends paid by the Company per share of Common Stock during that three-month period of the applicable Contingent Interest Period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount hereof is convertible pursuant to paragraph 9 hereof as of the accrual date for such contingent interest.

         Upon determination that Holders will be entitled to receive contingent interest during a Contingent Interest Period the Company shall issue a press release and publish such information on its web site on the World Wide Web for a period of not less than 120 days or, at the Company’s option, otherwise publicly disclose such information.

6.	Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to May 23, 2006.

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect the Issue Price plus accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.

	(1)	(2)	(3)
		Accrued	Redemption
	LYON	Original Issue	Price
Redemption Date	Issue Price	Discount	(1) + (2)

May 23:
2006	$511.08	$60.50	$571.58
2007	511.08	73.43	584.51
2008	511.08	86.65	597.73
2009	511.08	100.18	611.26
2010	511.08	114.01	625.09
2011	511.08	128.15	639.23
2012	511.08	142.62	653.70
2013	511.08	157.41	668.49
2014	511.08	172.53	683.61
2015	511.08	188.00	699.08
2016	511.08	203.82	714.90
2017	511.08	219.99	731.07
2018	511.08	236.54	747.62
2019	511.08	253.45	764.53
2020	511.08	270.75	781.83
2021	511.08	288.44	799.52
2022	511.08	306.53	817.61
2023	511.08	325.03	836.11
2024	511.08	343.95	855.03
2025	511.08	363.30	874.38
2026	511.08	383.08	894.16
2027	511.08	403.31	914.39
2028	511.08	424.00	935.08
2029	511.08	445.16	956.24
2030	511.08	466.79	977.87
At Stated Maturity	511.08	488.92	1,000.00

7.	Purchase by the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is at least 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

Purchase Date	Purchase Price

May 23, 2004	$546.56
May 23, 2005	$558.93
May 23, 2006	$571.58
May 23, 2011	$639.23
May 23, 2016	$714.90
May 23, 2021	$799.52
May 23, 2026	$894.16

         The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Securities in integral multiples of $1,000 Principal Amount held by such Holder no later than 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to May 23, 2006 for a Change in Control Purchase Price for each $1,000 Principal Amount of such Securities equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal within the times and otherwise in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase

Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount and contingent interest, if any, shall cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, if any, upon surrender of such Security).

8.	Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, Original Issue Discount and contingent interest, if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

9.	Conversion.

         Subject to the provisions of this paragraph 9 and the terms of the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may surrender this Security for conversion into shares of Common Stock at any time at their option until the close of business on the Business Day immediately preceding May 23, 2031 if, as of the last day of any calendar quarter beginning with the quarter ending on September 30, 2001, the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such quarter is more than the conversion trigger price. The “conversion trigger price” is a reference percentage beginning at 120% and declining .08474% per quarter thereafter to approximately 110% on the last day of the quarter ending March 31, 2031, of the accreted conversion price per share of Common Stock on the last day of such quarter. Securities subject to conversion pursuant to the condition to conversion contained in this paragraph will remain convertible notwithstanding changes to the Sale Price of the Common Stock after such Securities are deemed convertible.

         The “accreted conversion price” per share of Common Stock as of any day equals the quotient of:

•	the Issue Price plus accrued Original Issue Discount to that day, divided by

•	the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of Securities on that day.

         The table below shows the conversion trigger price per share of Common Stock in respect of each of the first 20 calendar quarters. These prices reflect the accreted conversion price per share of Common Stock (assuming that no events occurred requiring an adjustment to the initial Conversion Rate of 5.6787 shares of Common Stock per $1,000 Principal Amount of Maturity) multiplied by the applicable percentage for the respective calendar quarter. Thereafter, the accreted conversion price per share of Common Stock increases each calendar quarter by the accrued Original Issue Discount for the quarter and the applicable percentage declines by 0.08474% per quarter. The conversion trigger price for the calendar quarter beginning April 1, 2031 is $193.08.

	(1)	(2)	(3)
	Accreted		Conversion
	Conversion	Applicable	Trigger Price
Quarter	Price	Percentage	(1)x(2)
2001
Fourth Quarter	$90.72	120.00000%	108.86
2002
First Quarter	91.23	119.91526%	109.40
Second Quarter	91.74	119.83052%	109.93
Third Quarter	92.25	119.74578%	110.47
Fourth Quarter	92.77	119.66104%	111.01
2003
First Quarter	93.29	119.57630%	111.56
Second Quarter	93.82	119.49156%	112.10
Third Quarter	94.34	119.40682%	112.65
Fourth Quarter	94.87	119.32208%	113.20
2004
First Quarter	95.40	119.23734%	113.76
Second Quarter	95.94	119.15260%	114.31
Third Quarter	96.48	119.06786%	114.87
Fourth Quarter	97.02	118.98312%	115.43
2005
First Quarter	97.56	118.89838%	116.00
Second Quarter	98.11	118.81364%	116.57
Third Quarter	98.66	118.72890%	117.14
Fourth Quarter	99.21	118.64416%	117.71
2006
First Quarter	99.77	118.55942%	118.29
Second Quarter	100.33	118.47468%	118.86
Third Quarter	100.89	118.38994%	119.45

         Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact any other condition to conversion has not been satisfied, Holders may convert the Securities into Common Stock on a Conversion Date during any period in which the credit rating assigned to the Securities by a Rating Agency is reduced to or below the Applicable Rating. “Rating Agency” means (1) Moody’s Investors Service, Inc. and its successors (“Moody’s”), (2) Standard & Poor’s Credit Market Services, a division of The McGraw-Hill Companies Inc., and its successors (“Standard & Poor’s”) and (3) Fitch, Inc. (“Fitch”) and its successors. “Applicable Rating” means (1) Baa1, in the case of Moody’s (or its equivalent under any successor ratings categories of Moody’s), (2) BBB+, in the case of Standard & Poor’s (or its equivalent under any successor ratings categories of Standard & Poor’s), (3) BBB+ in the case of Fitch (or its equivalent under any successor ratings categories of Fitch) or (4) the equivalent in respect of ratings categories of any Rating Agencies which are successors to Moody’s, Standard & Poor’s or Fitch.

         Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder may convert into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 6 hereof, even if the Security, or any portion thereof, is not subject to conversion by the Holder, provided such Securities are surrendered for conversion prior to the close of business on the second Business Day immediately preceding the Redemption Date.

         Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 11.07 of the Indenture, or a dividend or a distribution described in Section 11.08 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration for such dividend or distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

         Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 11.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time of such transaction announced by the Company until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Security immediately prior to the transaction.

         A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 5.6787 shares of Common Stock per $1,000 Principal Amount, subject to adjustment for certain events described in the Indenture or this paragraph 9. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

         Contingent interest, if any, will not be paid on Securities that are converted; provided, however that Securities surrendered for conversion during the period from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable shall be entitled to receive such contingent interest payable on such Securities on the date on which such contingent interest is payable and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the contingent interest with respect thereto that the registered Holder is to receive.

         To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may only convert a portion of a Security pursuant to the terms of this paragraph 9 and in accordance with the Indenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided herein and in the Indenture. On conversion of a Security, that portion of accrued Tax Original Issue Discount and accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date and (except as provided above) accrued contingent interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Tax Original Issue Discount and Original Issue Discount accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         Pursuant to the terms and conditions of the Indenture, the Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

         The Conversion Rate will not be adjusted for accrued Original Issue Discount or any contingent interest.

10.	[Reserved.]

11.	Defaulted Interest.

         Except as otherwise specified with respect to the Securities, any contingent interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

12.	Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

13.	Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.	Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.	Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section 11.14 of the Indenture, to secure the Company’s obligations under this Security or to add to the Company’s covenants for the benefit of the Securityholders or to surrender any right or power conferred, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act.

16.	Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

17.	Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of

         Securities and may otherwise deal with and collect obligations owed to it by the Company or its respective Affiliates and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee.

18.	No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.	Authentication.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

20.	Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.	GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture.

Merrill Lynch & Co., Inc.
222 Broadway, 17th Floor
New York, New York 10038
Attention: Secretary

with a copy to:

Merrill Lynch & Co., Inc.
2 World Financial Center, 5th Floor
New York, New York 10281-6100
Attention: Treasurer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. Sec. or tax ID no.)

(Print or type assignee’s name, address
and zip code)

and irrevocably appoint                                agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐
To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000): $

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address
and zip code)

Your
Signature:                                         *

(Sign exactly as your name appears on the
other side of this Security)

*     Your signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.